UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2013

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Time Warner Center, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Computation of Ratio of Earnings to Fixed Charges

Time Warner Inc. (“Time Warner” or the “Company”) is filing this Current Report on Form 8-K to file the computation of its ratio of earnings to fixed charges for the nine months ended September 30, 2013 and each of the five years from 2008 through 2012 as an exhibit that is incorporated by reference into its Registration Statement on Form S-3 (File No. 333-186798) (the “Registration Statement”).

Legal Proceedings

Time Warner is also filing this Current Report on Form 8-K for the purpose of incorporating by reference the following disclosure into the Registration Statement.

Reference is made to the lawsuit filed by Anderson News L.L.C. and Anderson Services L.L.C. against several magazine publishers, distributors and wholesalers, including Time Inc. and one of its subsidiaries, Time/Warner Retail Sales & Marketing, Inc., described on page 36 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”). On November 8, 2013, the U.S. District Court for the Southern District of New York granted defendants’ request to file a motion for leave to amend their answers to assert an antitrust counterclaim against the plaintiffs.

Reference is made to the lawsuit filed by DC Comics against the heirs of Joseph Shuster et al. described on page 36 of the 2012 Form 10-K and page 46 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. On November 21, 2013, the U.S. Court of Appeals for the Ninth Circuit affirmed the district court’s decision on partial summary judgment in DC Comics’ favor.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Pascal Desroches
Name: Pascal Desroches
Title: Senior Vice President and Controller

Date: December 11, 2013

EXHIBIT INDEX

Exhibit	Description
12.1	Computation of ratio of earnings to fixed charges.